UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 27, 2007

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57 th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2007, International Flavors & Fragrances Inc. (the “Company”) completed the private placement of $500,000,000 of senior unsecured notes (the “Notes”) with certain investors and entered into a Note Purchase Agreement with respect to the Notes with such investors. The Notes were issued in four series: (i) $250,000,000 in aggregate principal amount of 6.25% Series A Senior Notes due September 27, 2017, (ii) $100,000,000 in aggregate principal amount of 6.35% Series B Senior Notes due September 27, 2019, (iii) $50,000,000 in aggregate principal amount of 6.50% Series C Senior Notes due September 27, 2022 and (iv) $100,000,000 in aggregate principal amount of 6.79% Series D Senior Notes due September 27, 2027. Interest on the Notes will be payable semiannually on the 27th day of September and March of each year commencing with March 27, 2008. The Company will use the proceeds of the sale of the Notes to repurchase the Company common stock via an accelerated share repurchase program.

Under the Note Purchase Agreement, the Company may at any time, with notice, prepay all or a portion equal to or greater than 10% of the Notes, for an amount equal to the principal, accrued interest and a “make-whole” prepayment premium as calculated under the Note Purchase Agreement. The Company may also prepay the Notes solely for the principal and accrued interest thereon in connection with certain asset sales.  The Company will be required to make an offer to prepay the Notes following a change in control (as defined in the Note Purchase Agreement) for an amount equal to the principal and accrued interest but without a “make-whole” or other premium.

Pursuant to the Note Purchase Agreement, the Company will maintain a consolidated net debt to consolidated EBITDA ratio of 3.5:1 (as calculated under the Note Purchase Agreement), provided that such ratio may exceed 3.5:1 (but not 4:1) upon the payment of certain additional interest and provided further that such ratio does not exceed 3.5:1 for more than eight consecutive quarters. In addition, the Company will not permit the aggregate amount of its subsidiaries’ debt to exceed 20% of its consolidated total assets as calculated under the Note Purchase Agreement, with certain exceptions. The Company and its subsidiaries will not incur any liens, subject to certain permitted categories of liens and a general lien allowance of $120 million. The Company also makes certain affirmative covenants relating to (i) compliance with law, (ii) insurance coverage, (iii) maintenance of properties, (iv) payment of taxes and claims, (v) maintenance of corporate existence, (vi) pari passu ranking of the Notes and (vii) the books and records of the Company, and certain negative covenants relating to (i) asset sales, (ii) mergers and consolidations, (iii) transactions with affiliates, (iv) changes to the general nature of its business and (v) terrorism sanctions regulations.

The Notes were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

The description set forth above is qualified in its entirety by the Note Purchase Agreement and the forms of the Note, which are incorporated herein by reference and are filed herewith as Exhibits 4.7 and 4.8, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Document
4.7	Note Purchase Agreement, dated as of September 27, 2007, by and among International Flavors & Fragrances Inc. and the various purchasers named therein.
4.8	Form of Series A, Series B, Series C and Series D Senior Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: September 27, 2007	By:	/s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary